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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of TyCom Ltd. of our report dated October 24, 2000, except as to Note 19, which is as of December 8, 2000, relating to the financial statements and financial statement schedule, which appears in TyCom Ltd.'s Annual Report on Form 10-K for the year ended
September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers


Hamilton, Bermuda
November 8, 2001